BY-LAWS
                                       OF
                 FRONTIERVISION HOLDINGS CAPITAL II CORPORATION


                                    ARTICLE I
                                     OFFICES

                  Section l. The registered office of FrontierVision Holdings Capital II Corporation (the "Corporation") shall be located in the City of Wilmington, County of New Castle, State of Delaware.

                  Section 2. The principal office of the Corporation shall be in the City of Denver, County of Denver, State of Colorado. The Corporation may also have offices at such other places both within and without the State of Delaware and the United States as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

                  Section 1. All annual meetings of the stockholders for the election of directors shall be held at the principal office of the Corporation, at such place and time as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware or the United States, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of the notice thereof. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware or the United States, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                  Section 2. Annual meetings of the stockholders shall be held on such date not more than one hundred and eighty days (180) following the end of the fiscal year, and at a time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the stockholders shall elect by a plurality vote a Board of Directors and shall transact such other business as may properly be brought before the meeting.

                  Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

                  Section 4. Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by statute, the Certificate of Incorporation or these By-laws, shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such requests shall state the purpose or purposes of the proposed meeting.
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                  Section 5. Written notice of a special meeting shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called and shall be given not less than ten (10) nor more than sixty
(60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

                  Section 6. The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

                  Section 7. Unless otherwise required by law or the Certificate of Incorporation, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stockholders represented and entitled to vote thereat. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from this date, unless such proxy provides for a longer period.

                  Section 8. Unless otherwise provided by statute, the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be filed with the Secretary of the Corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                    DIRECTORS

                  Section 1. The number of directors that constitutes the Board of Directors shall be at least one (1) and not more than five (5), the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 2 of this Article, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. Any director may resign at any time upon notice to the Corporation. Directors need not be shareholders.
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                  Section 2. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified. If at the time of filling any vacancy or any newly created directors the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), stockholders holding at least a majority of the outstanding shares entitled to vote for directors shall have the right to order to vote to fill any such vacancies or newly created directorships, or to replace any directors chosen by the directors.

                  Section 3. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by the stockholders.

                                   ARTICLE IV
                       MEETINGS OF THE BOARD OF DIRECTORS

                  Section 1. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware or the United States. Regular meetings of the Board of Directors may be held without notice at such place as may from time to time be determined by the Board. Special meetings of the Board of Directors may be called by the President or by any two directors. Notice thereafter shall be given by the Secretary to each director either by mail on four day's notice or by telegram or telephone on one day's notice.

                  Section 2. At all meetings of the Board, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless otherwise specifically provided by statute or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum shall be present.

                  Section 3. Unless otherwise provided by statute, the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors.

                  Section 4. Unless otherwise provided by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                    ARTICLE V
                             COMMITTEES OF DIRECTORS

                  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each consisting of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                                   ARTICLE VI
                            COMPENSATION OF DIRECTORS

                  Section l. The directors may be paid their expenses, if any, of attending meetings of the Board of Directors. Such payments may take the form of a fixed sum for attendance at each meeting or a stated salary as a director. Members of committees may be allowed like compensation for attending committee meetings.

                  Section 2. No payment permitted under this Article VI shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                  Section 3. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or
(ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE VII
                                    OFFICERS

                  Section l. The officers of the Corporation shall be designated by the Board of Directors by election and, unless otherwise required by the General Corporation Law of the State of Delaware, may include a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary, a Treasurer, and one or more Assistant Secretaries. The Board of Directors may also elect such other officers and agents as it deems necessary, including Vice-Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless otherwise provided by statute, the Certificate of Incorporation or these By-laws. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that of any vacancy in the offices of the President and Secretary shall be filled as expeditiously as possible.

                  Section 2. The officers of the Corporation shall be elected by the Board of Directors at the Board's first meeting after each annual meeting of stockholders.

                  Section 3. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                  Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

                  Section 5. The President shall be the chief executive officer of the Corporation. The President shall preside at all meetings of the stockholders, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute under the seal of the Corporation bonds, mortgages, contracts and other contracts requiring a seal, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof is expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-laws or by the Board of Directors.

                  Section 6. In the absence of the President or in the event of his inability or refusal to act, the Vice-President (or in the event there are more than one, the Vice-Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  Section 7. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all of the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. The Secretary shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have the authority to affix the same to any instrument requiring it, and (when so affixed) it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

                  Section 8. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

                  Section 9. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President, and the Board of Directors at the Board's regular meetings or when the Board so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

                  Section 10. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                  ARTICLE VIII
                                     NOTICE

                  Section 1. Whenever, under the provisions of law or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or by telephone and shall be deemed to be given at the time when such telegram is sent or such telephone notice is actually given and received.

                  Section 2. Whenever any notice is required to be given under the provisions of law or of the Certificate of Incorporation or by these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE IX
                              CERTIFICATES OF STOCK

                  Section 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by the stockholder in the Corporation.

                  Section 2. Any or all of the signatures on the certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar (other than the

Corporation itself or an employee of the Corporation). In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                  Section  3.  The  Board of  Directors  may  direct  that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or his legal representative to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by the proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                  Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date that shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new date for the adjourned meeting.

                  Section 6. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The Corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether the Corporation shall have express or other notice thereof, unless otherwise provided by statute, the Certificate of Incorporation or these By-laws.

                                    ARTICLE X
                               GENERAL PROVISIONS

                  Section 1. Dividends. Dividends upon the capital stock of the Corporation, unless otherwise provided by statute, the Certificate of Incorporation or these By-laws, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, property, or in shares of stock, unless otherwise provided by statute, the Certificate of Incorporation or these By-laws. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, may think proper as a reserve or reserves for contingencies, equalizing dividends, repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                  Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

                  Section 3. Fiscal Year. The fiscal year of the Corporation shall be designated by resolution of the Board of Directors.

                  Section 4. Corporate Seal. The Corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                  Section 5. Indemnification. The Corporation shall have the power to indemnify its officers, directors, employees and agents of the Corporation, and such other persons as designated by the Board of Directors, to the full extent as permitted under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time. To assure indemnification under this provision of all such persons who are or were "fiduciaries" of an employee benefit plan governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time, said
Section 145 shall, for the purposes hereof, be interpreted as follows: "other enterprise" shall be deemed to include an employee benefit plan; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to said Act of Congress shall be deemed "fines"; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

                  Section 6. Amendments. Unless such power is reserved to the stockholders by statute, the Certificate of Incorporation or these By-laws, these By-laws may be altered, amended or repealed, in whole or in part, or new by-laws adopted either by the stockholders or the Board of Directors (when such power is conferred upon the Board of Directors by the Certificate of Incorporation, and subject to repeal or change by action of the stockholders) provided, however, that notice of such alteration, repeal, or adoption of new by-laws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be. All such amendments must be approved by either the holders of a majority of the capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.